EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2011 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appear in HealthSouth Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Birmingham, Alabama
August 2, 2011